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                                                                EXHIBIT 99(d)(1)

   TO:  NNEWCO, INC.
        505 CARROLL STREET
        BROOKLYN NY  11215

   THE UNDERSIGNED, BEING THE OWNER OF _____ SHARES OF STOCK OF SPECTEX INDUSTRIES, INC., A NEW YORK CORPORATION, EVIDENCED BY CERTIFICATES NOS. ______________________________________ [LIST ALL OF THEM] , ACCEPTS THE OFFER OF
THE NNEWCO-KING, INC. MADE ON JANUARY 15, 1997, TO PURCHASE THE SHARES OF THE UNDERSIGNED AT A PRICE OF TEN CENTS ($.10) PER SHARE.

     ENCLOSED HEREWITH ARE SHARE CERTIFICATES NOS. __________
______________________________________ [LIST ALL].

     I CERTIFY THAT MY TAXPAYER ID NUMBER OR MY SOCIAL SECURITY NUMBER IS
__________________________________________________.

   DATED ___________________ , 1997.


                                                       _________________________
                                                       NAME OF SHAREHOLDER OF
                                                       SPECTEX INDUSTRIES, INC.